UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2024

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	85-1173741
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Weisgarber Road Knoxville, TN	37919
(Address of Principal Executive Offices)	(Zip Code)

(865) 237-4448
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Full-Time Chief Financial Officer

Effective as of October 1, 2024, Timothy R. Brady was appointed by the Board of Directors (the “Board”) of Healthcare Integrated Technologies Inc. (the “Company”) to the position of Chief Financial Officer. Mr. Brady initially served as our Chief Financial Officer on a fractional basis and commenced service as Chief Financial Officer on a full-time basis as of December 1, 2024.

Mr. Brady, age 63, served as a fractional CFO to companies in several industries, including oil and gas, financial services, hospitality, retail and manufacturing from January 2021 through December 2024. Previously, he served as Chief Financial Officer of Northern Industrial Sands, a privately held supplier of northern white frac sand, from July 2016 through August 2020 and as Chief Financial Officer and Treasurer of Dakota Plains Holdings, Inc., a publicly traded midstream energy company, from September 2011 to April 2016. Mr. Brady was instrumental in uplisting the Company from the OTC Pink Sheets to the NYSE. Before joining Dakota Plains, Mr. Brady served as one of three founders and CFO of Encore Energy, a privately held independent operator of oil and natural gas properties, from May 2011 through September 2011. Prior to that position, Mr. Brady served as the CFO from April 2010 through May 2011 of Allied Energy, a publicly traded oil and natural gas company, and served on its board of directors, where Mr. Brady was able to upgrade the firm to the highest grading level on the OTC Market tier.

In connection with the commencement of his full-time service to the Company in December, the Company entered into a Non-Employee Chief Financial Officer Engagement Agreement dated December 1, 2024. Pursuant to the agreement, Mr. Brady is entitled to an initial monthly base salary of $10,000 and received 2,000,000 shares of the Company’s common stock. The Board or its compensation committee may grant Mr. Brady other long-term incentive awards in the form of equity awards, cash incentives or otherwise, from time to time and in the discretion of the Board or its committee. Mr. Brady is also entitled to a 2% override on any and all Company sales, including initial sales and subsequent recurring sales. No overrides will be considered earned by the Company until the amount is collected from the customer. The Company has agreed to pay Mr. Brady an annual bonus subject to achievement by the Company of Board-established corporate goals and to recognized other achievements by the Company or Mr. Brady during the year. Mr. Brady is entitled to participate in any employee benefit plans, programs and arrangements of the Company in effect during the engagement period which are generally available to other senior executives of the Company (including, without limitation, group medical insurance plans, life insurance plans, and 401(k) plans), subject to and on a consistent basis with the terms, conditions and overall administration of such plans, programs and arrangements.

Promotion to President

Effective January 1, 2025, our Board promoted Dustin M. Hillis to the role of President in addition to his existing role of Chief Strategy Officer. Mr. Hillis, age 42, has served as our Chief Strategy Officer since June 2024. He brings a wealth of experience and a proven history of success to the Company. Mr. Hillis has also served as Chief Strategy Officer for Tough Stump Technologies, a veteran-owned small business harnessing unmanned aircraft systems technology with a communications ecosystem through mapping, drones, training, and software, since June 2023 and for Totally Mushrooms, a supplier for commercial mushroom farming, since August 2023. Previously, Mr. Hillis served as Chief Executive Officer the Southwestern Family of Companies, a global conglomerate, from July 2018 to August 2022, where he managed and expanded twenty diverse international businesses with a workforce of over 2,000 individuals worldwide. Scott M. Boruff, our current Chief Executive Officer and Chairman of the Board, previously held the title of President and there has been no other change to his roles with the Company.

In connection with the commencement of his promotion, the Company entered into a Non-Employee President & Chief Strategy Officer Engagement Agreement dated January 1, 2025. Pursuant to the agreement, Mr. Hillis is entitled to an initial annual base salary of $100,000. He is also entitled to a 5% commission on the gross amount of any and all Company revenue collected from customers, including initial sales and subsequent recurrent sales. The Company has agreed to pay Mr. Hillis a bonus from time to time and in such amounts as may be determined by the Board. Mr. Hillis is entitled to participate in any employee benefit plans, programs and arrangements of the Company in effect during the engagement period, subject to and on a consistent basis with the terms, conditions and overall administration of such plans, programs and arrangements.

There are no arrangements or understandings between either Mr. Brady or Mr. Hillis and any other person or persons pursuant to which he was selected to serve in an executive officer position. Neither Mr. Brady nor Mr. Hillis is related to any of our other executive officers or directors. There are no current or proposed transactions in which either Mr. Brady or Mr. Hillis, or any member of their respective immediate families, has an interest that is required to be disclosed under Item 404(a) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Non-Employee Chief Financial Officer Engagement Agreement with Timothy R. Brady dated December 1, 2024
10.2	Non-Employee President & Chief Strategy Officer Engagement Agreement with Dustin Hillis dated January 1, 2025
104	Cover Page Interactive Data File (embedded in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Integrated Technologies Inc.

Date: February 24, 2025	By:	/s/ Scott M. Boruff
Scott M. Boruff
Chief Executive Officer